UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 29, 2017, United Rentals, Inc. (the “Company”) and certain of the Company’s subsidiaries entered into a lender joinder agreement (the “Lender Joinder Agreement”) with Bank of America, N.A., as agent, and the lenders party thereto (the “Increasing Lenders”), pursuant to which the Increasing Lenders agreed to provide additional U.S. revolving credit commitments of $500 million (the “ABL Commitment Increase”) under the Second Amended and Restated Credit Agreement, dated as of March 31, 2015, as amended as of June 8, 2016 (the “Second Amended and Restated Credit Agreement”), among the Company, United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals Financing Limited Partnership, certain other subsidiaries of the Company, Bank of America N.A.and the other financial institutions party thereto.

Pursuant to the ABL Commitment Increase, the aggregate amount available under the Second Amended and Restated Credit Agreement’s senior secured asset-based loan facility (the “ABL Facility”) was increased to $3,000 million (subject to availability under a borrowing base), a portion of which is available for borrowing in Canadian Dollars.

The ABL Commitment Increase is subject to the same terms and conditions as all other U.S. revolving credit commitments under the Second Amended and Restated Credit Agreement.  The terms of the Lender Joinder Agreement do not modify the Second Amended and Restated Credit Agreement other than to provide the ABL Commitment Increase.  The ABL Facility matures on June 8, 2021.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

10.1                                                                        Lender Joinder Agreement, dated as of September 29, 2017, among United Rentals, Inc., United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals Financing Limited Partnership and certain other subsidiaries of United Rentals, Inc. and Bank of America, N.A., as agent and the lenders party thereto.

EXHIBIT INDEX

Exhibit No.	Description
10.1

Lender Joinder Agreement, dated as of September 29, 2017, among United Rentals, Inc., United Rentals (North America), Inc., United Rentals of Canada, Inc., United Rentals Financing Limited Partnership and certain other subsidiaries of United Rentals, Inc. and Bank of America, N.A., as agent and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2017

UNITED RENTALS, INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President — Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Craig Pintoff
Name:	Craig Pintoff
Title:	Executive Vice President — Chief Administrative and Legal Officer